UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2021

ATHENEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38112	43-1985966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Main Street, Suite 600, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 427-2950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2021, Simon Pedder notified Athenex, Inc. (the “Company”) that he will be resigning from his position as Chief Business and Strategy Officer, Proprietary Products, effective as of December 31, 2021. In connection with his resignation, the Company and Dr. Pedder entered into a consulting agreement effective as of January 1, 2022, pursuant to which Dr. Pedder will provide clinical development and business development related services to the Company until July 1, 2022, unless earlier terminated. Under that agreement, Dr. Pedder is entitled to receive $350 per hour for providing consulting services. The foregoing description of the agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 22, 2021, the Company appointed Timothy Cook as Chief Business and Commercial Officer, Proprietary Drugs. Mr. Cook, age 59, has been serving as the Company’s Senior Vice President of Global Oncology since July 2018. Prior to joining the Company, Mr. Cook served as the Vice President and Chief Operating Officer for Lilly Oncology from February 2017 until December 2017 after serving in various roles of increasing responsibility beginning in November 2000.

Mr. Cook’s compensation from the Company did not change in connection with his appointment to Chief Business and Commercial Officer, Proprietary Drugs. Mr. Cook is eligible to receive a base salary of approximately $350,000 per year and a target annual cash incentive award equal to 40% of his base salary.

Mr. Cook was not appointed to this position pursuant to any arrangement or understanding with any person. Neither Mr. Cook nor any of his immediate family has been a party to any transaction with the Company, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Consulting Agreement, dated as of January 1, 2022 between Athenex, Inc. and Simon Pedder

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENEX, INC.

Date: December 28, 2021	/s/ Steve Adams
	Name:	Steve Adams
	Title:	Interim Chief Accounting Officer